SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

PG&E Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MONDAY, MAY 4, 2015
AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are receiving this notice that the proxy materials for the annual meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy of the proxy materials. The items to be voted on and the location of the annual meeting are listed on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information and are available to you on the Internet or by e-mail or mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Joint Notice of Annual Meeting and Joint Proxy Statement, the Joint Annual Report, and the proxy card are available at:

www.ViewMaterial.com/PCG

To vote your proxy on the Internet:

Step 1:	Go to www.ViewMaterial.com/PCG.

Step 2:	Click on the specific PG&E Corporation document you would like to view.

Step 3:	To vote your shares, click CESVote. You will be asked to enter your 11-digit control number (located by the arrow in the box below). Follow the simple instructions to execute your proxy and record your vote.

You will be able to vote electronically until 6:00 a.m., Eastern time, on Monday May 4, 2015, except that PG&E Corporation 401(k) plan participants must vote by 6:00 a.m., Eastern time, on Thursday, April 30, 2015.

You also may vote your shares in person at the annual meeting. An admission ticket is on the reverse side. Information on attending the meeting and voting in person can be found in the admission ticket and in the section entitled “General Information About the Annual Meetings and Voting” in the Joint Proxy Statement.

Obtaining a Paper or E-Mail Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 20, 2015 to facilitate timely delivery.

You may request an e-mail copy of the Joint Proxy Statement and the 2014 Joint Annual Report, or a paper copy of the Joint Proxy Statement, the form of proxy card, and the 2014 Joint Annual Report, by following the instructions below. You will be asked to provide your 11-digit control number (located by the arrow in the box below). You also will be able to request paper or e-mail copies of the proxy materials for all future meetings.

1.	Call the toll-free telephone number 1-800-516-1564 and follow the instructions provided, or
2.	Access the website www.SendMaterial.com and follow the instructions provided, or
3.	Send us an e-mail at papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for the 2015 Annual Meeting of Shareholders only.

PG&E CORPORATION ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of PG&E Corporation will be held at the PG&E Corporation headquarters, 77 Beale Street, San Francisco, California, on Monday, May 4, 2015, at 10:00 a.m., Pacific time. Directions to the annual meeting are provided on the back cover of the Joint Proxy Statement.

WHAT IS BEING VOTED ON AT THE ANNUAL MEETING?

1.	Election of 12 Directors
Nominees of the Board of Directors:

(1)	Lewis Chew	(5)	Richard C. Kelly	(9)	Rosendo G. Parra
(2)	Anthony F. Earley, Jr.	(6)	Roger H. Kimmel	(10)	Barbara L. Rambo
(3)	Fred J. Fowler	(7)	Richard A. Meserve	(11)	Anne Shen Smith
(4)	Maryellen C. Herringer	(8)	Forrest E. Miller	(12)	Barry Lawson Williams

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm
3.	Advisory Vote to Approve the Company’s Executive Compensation
4.	Shareholder Proposal: Independent Board Chair
5.	Such other business as may properly come before the meeting. Any shareholder nominations for director and any other shareholder matters must comply with the “advance notice” provisions in the company’s Bylaws.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

     The Board of Directors recommends a vote FOR the election of the directors and FOR items 2 and 3.

     The Board of Directors recommends a vote AGAINST item 4.

PG&E CORPORATION

2015 ANNUAL MEETING OF SHAREHOLDERS ADMISSION TICKET

PG&E Corporation headquarters
77 Beale Street
San Francisco, California

Monday, May 4, 2015, at 10:00 a.m.

There is no parking available at the company headquarters. Parking is available at public garages in the area.

Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the meeting room.

Note: Shareholders will be asked to present valid photo identification, such as a driver’s license or passport, before being admitted to the meeting.

Please note that the following items will not be allowed in the meeting: cameras, video or tape recorders, and other electronic recording devices, or any other items that might be disruptive or pose a safety or security risk. For your protection, all purses, briefcases, backpacks, and packages will be subject to inspection. Photography and video/audio recording are not permitted at the meeting.

Assistive listening devices will be available at the meeting.